Exhibit 99.1

World Fuel Services Corporation to Host Third Quarter 2008 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--October 28, 2008--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s third quarter results, which it plans to release on Thursday, November 6, 2008, after the close of the market.

WHEN:	Thursday, November 6, 2008, at 5:00 PM Eastern Time

DIAL-IN NUMBER:	888-354-3257 (within the US and Canada) / 706-643-3925 (International); use conference ID # 68679333

REPLAY NUMBER:

800-642-1687 (within the US and Canada) / 706-645-9291 (International); use conference ID # 68679333. The replay will be available shortly after the live call and will be available through November 20, 2008.

WEBCAST:

The live webcast may be accessed by visiting the Company's web site at www.wfscorp.com and clicking on the webcast icon; or by going to: http://event.meetingstream.com/r.htm?e=123301&s=1&k=7 376DC4B5803CB7281B7AA96F81D7F56 (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

Web participants are encouraged to visit the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call and will remain available until February 4, 2009.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals in over 190 countries around the world. With 44 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President
& Chief Financial Officer
or
Francis X. Shea, Executive Vice President
& Chief Risk and Administrative Officer
305-428-8000